Exhibit 99.1

For Immediate Release

Contact: Caspar Tudor, Director, Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports First Quarter 2022 Financial Results

Highlights

•	Sales of $691 million grew 13% as reported and 16% in constant currency

•	Transformation on track with strong commercial momentum, operational performance, and innovation

•	Instrument sales grew 26% in constant currency, with strong growth across LC, MS and TA product lines

•	All end-markets grew, with pharmaceutical and industrial both up high-teens

•	Broad-based sales growth across all geographies, led by U.S. which grew 28% and China grew 17% in constant currency

•	GAAP EPS of $2.62; non-GAAP EPS of $2.80, a 22% increase from prior year

Milford, Mass., May 3, 2022 - Waters Corporation (NYSE: WAT) today announced its financial results for the first quarter of 2022.

“Our teams continue to deliver excellent results despite the challenging environment. This was a record first quarter for Waters’ sales, led by instruments which grew 26% in constant currency, while our recurring revenues grew 9% in constant currency, reflecting continued demand across our geographies and end-markets,” said Dr. Udit Batra, President and Chief Executive Officer of Waters Corporation. “Our non-GAAP operating income margin expanded by 170 basis points, demonstrating our team’s continued operational excellence and relentless focus on delivering innovative products to our customers.”

Dr. Batra continued, “Our portfolio rejuvenation is focused on large and small molecules, with ArcTM HPLC, ACQUITYTM Premier, and MaxPeakTM Premier columns all providing a strong contribution to growth in the quarter. Customer response to the launches of our new mass spec products - SELECT SERIESTM MRT, XevoTM TQ Absolute, and waters_connectTM has been extremely positive as well.”

First Quarter 2022

Sales for the quarter were $691 million, an increase of 13% as reported and 16% in constant currency, compared to sales of $609 million for the first quarter of 2021.

On a GAAP basis, operating income margin for the first quarter of 2022 improved to 28.3% compared to 28.1% for the first quarter of 2021. On a non-GAAP basis, operating income margin improved to 30.3% compared to 28.6% for the first quarter of 2021.

On a GAAP basis, diluted earnings per share (EPS) for the first quarter of 2022 increased to $2.62, compared to $2.37 for the first quarter of 2021. On a non-GAAP basis, EPS increased to $2.80, compared to $2.29 for the first quarter of 2021. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

Other Highlights

During the first quarter of 2022, sales into the pharmaceutical market increased 15% as reported and 19% in constant currency, sales into the industrial market increased 14% as reported and 17% in constant currency and sales into the academic and government markets were flat as reported and increased 4% in constant currency.

Recurring revenues, which represent the combination of service and precision chemistries, increased 6% as reported and 9% in constant currency, while instrument system sales increased 24% as reported and 26% in constant currency.

Geographically, sales in Asia during the quarter increased 11% as reported and 14% in constant currency, sales in the Americas increased 26% (with U.S. sales growing 28%), and sales in Europe increased 3% as reported and 9% in constant currency. Sales in China increased 18% as reported and 17% in constant currency.

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant currency growth rates in the tables below.

Full-Year and Second Quarter 2022 Financial Guidance

The Company is raising its full-year 2022 guidance, and now expects constant currency sales growth in the range of 7.5% to 9%. Currency translation is expected to decrease full-year sales growth by approximately three percentage points. The Company is also raising its full-year 2022 non-GAAP EPS guidance to the range of $11.90 to $12.10. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

The Company expects second quarter 2022 constant currency sales growth in the range of 6% to 8%. Currency translation is expected to decrease second quarter sales growth by approximately four percentage points. The Company expects second quarter 2022 non-GAAP EPS in the range of $2.55 to $2.65. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the second quarter.

Conference Call

Waters Corporation will webcast its first quarter 2022 financial results conference call today, May 3, 2022 at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investors” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through at least May 17, 2022 at midnight Eastern Time on the same website by webcast and also by phone at (866) 363-1809.

About Waters Corporation

Waters Corporation (NYSE: WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With more than 7,800 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to the effects of the ongoing COVID-19 pandemic on our business, financial condition, results of operations and prospects, including: portions of our global workforce being unable to work fully and/or effectively due to working remotely, illness, quarantines, government actions, facility closures or other reasons related to the pandemic, increased risks of cyber-attacks resulting from our temporary remote working model, disruptions in our manufacturing capabilities or to our supply chain and distribution network, volatility and uncertainty in global capital markets limiting our ability to access capital, customers being unable to make timely payments for purchases and volatility in demand for our products; foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products, including delays or disruptions to our distribution network, among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom exiting the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, including any potential impact on the Company’s operations stemming from sustained inflation, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Arc, ACQUITY, MaxPeak, SELECT SERIES, Xevo, and waters_connect are trademarks of Waters Corporation.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net sales	$690,572	$608,545
Costs and operating expenses:
Cost of sales	285,685	254,147
Selling and administrative expenses	157,475	143,196
Research and development expenses	40,472	38,092
Purchased intangibles amortization	1,673	1,840
Acquired in-process research and development	9,797	—
Operating income	195,470	171,270

Other income, net (a)	170	9,359
Interest expense, net	(8,945)	(6,845)
Income from operations before income taxes	186,695	173,784

Provision for income taxes	26,864	25,657
Net income	$159,831	$148,127
Net income per basic common share	$2.64	$2.38
Weighted-average number of basic common shares	60,580	62,260

Net income per diluted common share	$2.62	$2.37
Weighted-average number of diluted common shares and equivalents	60,952	62,632

(a)

During the three months ended April 3, 2021, the Company recorded an unrealized gain of $10 million due to an observable change in the fair value of an existing investment the Company does not have the ability to exercise significant influence over.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended April 2, 2022 and April 3, 2021

(In thousands)

			Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)
	Three Months Ended
	April 2, 2022	April 3, 2021
NET SALES - OPERATING SEGMENTS
Waters	$613,156	$541,878	13%	$(15,856)	16%
TA	77,416	66,667	16%	(1,581)	18%

Total	$690,572	$608,545	13%	$(17,437)	16%

NET SALES - PRODUCTS & SERVICES
Instruments	$325,222	$263,048	24%	$(6,288)	26%
Service	239,732	226,523	6%	(8,163)	9%
Chemistry	125,618	118,974	6%	(2,986)	8%

Total Recurring	365,350	345,497	6%	(11,149)	9%

Total	$690,572	$608,545	13%	$(17,437)	16%

NET SALES - GEOGRAPHY
Asia	$254,334	$229,542	11%	$(7,571)	14%
Americas	248,837	197,357	26%	(1)	26%
Europe	187,401	181,646	3%	(9,865)	9%

Total	$690,572	$608,545	13%	$(17,437)	16%

NET SALES - MARKETS
Pharmaceutical	$415,772	$360,148	15%	$(11,158)	19%
Industrial	209,397	183,273	14%	(4,153)	17%
Academic & Government	65,403	65,124	—	(2,126)	4%

Total	$690,572	$608,545	13%	$(17,437)	16%

NET SALES - EXCLUDING CHINA
Total Net Sales	$690,572	$608,545	13%	$(17,437)	16%
China Net Sales	121,032	102,919	18%	850	17%

Total Net Sales Excluding China	$569,540	$505,626	13%	$(18,287)	16%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three Months Ended April 2, 2022 and April 3, 2021

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Acquired IPR&D and Research & Development Expenses	Operating Income	Operating Income Percentage	Other Income (Expense)	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended April 2, 2022
GAAP	$159,148	$50,269	$195,470	28.3%	$170	$186,695	$26,864	$159,831	$2.62
Adjustments:
Purchased intangibles amortization (b)	(1,673)	—	1,673	0.2%	—	1,673	383	1,290	0.02
Acquired in-process research and development(c)	—	(9,797)	9,797	1.4%	—	9,797	2,351	7,446	0.12
Restructuring costs and certain other items (d)	(2,375)	—	2,375	0.3%	(416)	1,959	461	1,498	0.02
Certain income tax items (e)	—	—	—	—	—	—	(488)	488	0.01

Adjusted Non-GAAP	$155,100	$40,472	$209,315	30.3%	$(246)	$200,124	$29,571	$170,553	$2.80

Three Months Ended April 3, 2021
GAAP	$145,036	$38,092	$171,270	28.1%	$9,359	$173,784	$25,657	$148,127	$2.37
Adjustments:
Purchased intangibles amortization (b)	(1,840)	—	1,840	0.3%	—	1,840	414	1,426	0.02
Restructuring costs and certain other items (d)	(870)	—	870	0.1%	(9,707)	(8,837)	(2,120)	(6,717)	(0.11)
Certain income tax items (e)	—	—	—	—	—	—	(550)	550	0.01

Adjusted Non-GAAP	$142,326	$38,092	$173,980	28.6%	$(348)	$166,787	$23,401	$143,386	$2.29

(a)	Selling & administrative expenses include purchased intangibles amortization, litigation provisions and settlements and asset impairments.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Acquired in-process research and development was excluded as it relates to the cost of a licensing arrangement for charge detection mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

(d)

Restructuring costs, mergers and acquisition costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, acquire companies and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(e)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	April 2, 2022	December 31, 2021
Cash, cash equivalents and investments	$503,095	$569,285
Accounts receivable	607,262	612,648
Inventories	381,902	356,095
Property, plant and equipment, net	547,199	547,913
Intangible assets, net	236,408	242,401
Goodwill	435,807	437,865
Other assets	329,596	328,725
Total assets	$3,041,269	$3,094,932

Notes payable and debt	$1,444,122	$1,513,870
Other liabilities	1,222,210	1,213,508
Total liabilities	2,666,332	2,727,378

Total stockholders’ equity	374,937	367,554
Total liabilities and stockholders’ equity	$3,041,269	$3,094,932

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three Months Ended April 2, 2022 and April 3, 2021

(In thousands and unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Cash flows from operating activities:
Net income	$159,831	$148,127
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	10,933	8,305
Depreciation and amortization	32,664	31,356
Change in operating assets and liabilities and other, net	(5,468)	30,616

Net cash provided by operating activities	197,960	218,404
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(27,751)	(39,503)
Proceeds from sale of equity investment	6,785	—
Payments for intellectual property licenses	(4,897)	—
Net change in investments	44,855	(119,501)

Net cash provided by (used in) investing activities	18,992	(159,004)
Cash flows from financing activities:
Net change in debt	(70,000)	346,363
Proceeds from stock plans	12,832	16,295
Purchases of treasury shares	(170,136)	(173,305)
Other cash flow from financing activities, net	(107)	(578)

Net cash (used in) provided by financing activities	(227,411)	188,775
Effect of exchange rate changes on cash and cash equivalents	(10,705)	(1,087)

(Decrease) increase in cash and cash equivalents	(21,164)	247,088
Cash and cash equivalents at beginning of period	501,234	436,695

Cash and cash equivalents at end of period	$480,070	$683,783

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities - GAAP	$197,960	$218,404
Adjustments:
Additions to property, plant, equipment and software capitalization	(27,751)	(39,503)
Litigation settlements paid, net	(584)	—
Major facility renovations	5,927	14,490

Free Cash Flow - Adjusted Non-GAAP	$175,552	$193,391

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended July 2, 2022			Twelve Months Ended December 31, 2022
	Range			Range
Projected Sales
Projected constant currency sales growth rate (a)	6.0%	-	8.0%	7.5%	-	9.0%
Projected currency impact	(4.0%)	-	(4.0%)	(3.0%)	-	(3.0%)

Projected sales growth rate as reported	2.0%	-	4.0%	4.5%	-	6.0%

	Range			Range
Projected Earnings Per Diluted Share
Projected GAAP earnings per diluted share	$2.52	-	$2.62	$11.68	-	$11.88
Adjustments:
Purchased intangibles amortization	$0.02	-	$0.02	$0.08	-	$0.08
Acquired in-process research and development	$—		$—	$0.12		$0.12
Certain income tax items	$0.01	-	$0.01	$0.02	-	$0.02

Projected adjusted non-GAAP earnings per diluted share	$2.55	-	$2.65	$11.90	-	$12.10

(a)

Constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.